Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2021 FIRST QUARTER RESULTS

-Net New Home Orders up 20% Year-Over-Year-
-Backlog Units up 56% Year-Over-Year-
-Backlog Dollar Value up 51% Year-Over-Year-
-Homebuilding Gross Margin Percentage of 23.9%-
-Diluted Earnings Per Share of $0.59-
INCLINE VILLAGE, Nev., April 22, 2021 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the first quarter ended March 31, 2021.
“Tri Pointe Homes delivered record-breaking results in the first quarter of 2021, including the best order performance and home sales gross margin result in our company’s history,” said Tri Pointe Homes Chief Executive Officer Doug Bauer. “Earnings per share for the quarter came in a $0.59 per diluted share, representing a 146% increase over the first quarter of last year. These strong results were driven by a continuation of the favorable housing dynamics we’ve seen for some time, as well as the appeal of our homes across a number of geographies and price points.”
Mr. Bauer continued, “Net new home orders in the quarter increased 20% year-over-year, thanks to a 49% improvement in our absorption pace, as demand for new homes continues to far outstrip supply in most of our markets. We have taken advantage of these strong demand trends with periodic price increases, which is reflected in our home sales gross margin of 23.9% for the quarter. We also realized significant operating leverage in the quarter by keeping overhead costs in check while continuing to grow revenues, culminating in a 250-basis-point year-over-year improvement in our SG&A ratio to 11.4%. These strong operating results helped improve our return on average tangible equity to 15.8% for the trailing twelve month period, while also giving us the confidence to raise our full year outlook for deliveries, average sales price and homebuilding gross margin percentage, while lowering our anticipated SG&A percentage.”
Mr. Bauer concluded, “Our focus continues to be on growing our operations in a profitable manner with an eye towards improving our return on equity. We made great strides on both of these fronts in the first quarter and I believe we remain in great position to make further improvements this year thanks to our sizable backlog, our substantial liquidity position and the strategic initiatives we have implemented. Given the strong fundamental backdrop for our industry and our company’s market positioning, we believe the future is bright for Tri Pointe Homes.”
Results and Operational Data for First Quarter 2021 and Comparisons to First Quarter 2020
•Net income was $70.8 million, or $0.59 per diluted share, compared to $31.9 million, or $0.24 per diluted share.
•Home sales revenue of $716.7 million compared to $594.8 million, an increase of 20%
◦New home deliveries of 1,126 homes compared to 958 homes, an increase of 18%
◦Average sales price of homes delivered of $636,000 compared to $621,000, an increase of 2%
•Homebuilding gross margin percentage of 23.9% compared to 20.5%, an increase of 340 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.8%*
•SG&A expense as a percentage of homes sales revenue of 11.4% compared to 13.9%, a decrease of 250 basis points
•Net new home orders of 1,987 compared to 1,661, an increase of 20%
•Active selling communities averaged 113.3 compared to 140.8, a decrease of 20%

◦Net new home orders per average selling community were 17.5 orders (5.8 monthly) compared to 11.8 orders (3.9 monthly)
◦Cancellation rate of 6% compared to 13%
•Backlog units at quarter end of 3,825 homes compared to 2,455, an increase of 56%
◦Dollar value of backlog at quarter end of $2.5 billion compared to $1.6 billion, an increase of 51%
◦Average sales price of homes in backlog at quarter end of $641,000 compared to $659,000, a decrease of 3%
•Ratios of debt-to-capital and net debt-to-net capital of 37.5% and 25.3%*, respectively, as of March 31, 2021
•Repurchased 3,659,561 shares of common stock at a weighted average price per share of $17.88 for an aggregate dollar amount of $65.4 million in the three months ended March 31, 2021
•Ended the first quarter of 2021 with total liquidity of $1.1 billion, including cash and cash equivalents of $584.7 million and $543.1 million of availability under the Company’s unsecured revolving credit facility

*    See “Reconciliation of Non-GAAP Financial Measures”

“The move to one unified brand under the Tri Pointe Homes banner has been a success, with all of our divisions fully embracing the new initiative,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “We continue to leverage our teams’ local market knowledge and expertise while broadening the awareness of the Tri Pointe Homes brand with our customers and trade partners. We believe this will create a more unified marketing effort across our platform and lead to operational and cost efficiencies for the company over time. The Tri Pointe Homes brand has been synonymous with homebuilding design and innovation and an outstanding customer experience since our inception, and we fully intend that this will be the case in all of our markets going forward.”
Outlook

For the second quarter of 2021, the Company anticipates delivering between 1,500 and 1,600 homes at an average sales price between $630,000 and $640,000. The Company expects its homebuilding gross margin percentage will be in the range of 22.0% to 23.0% for the second quarter of 2021 and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 10.0% to 10.5%. Lastly, the Company expects its effective tax rate for the second quarter of 2021 will be approximately 25.0%.

For the full year, the Company expects to open approximately 70 new communities and end the year with between 120 and 130 active selling communities. In addition, the Company anticipates delivering between 6,000 and 6,300 homes at an average sales price between $620,000 and $630,000. The Company expects homebuilding gross margin percentage to be in the range of 22.0% to 23.0% for the full year and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 9.8% to 10.3%. Finally, the Company expects its effective tax rate for the full year to be approximately 25%.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, April 22, 2021.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at presentation slides on the internet through the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes First Quarter 2021 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13718027. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes® (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019, and made Fortune magazine’s 2017 100 Fastest-Growing Companies list. The company was also named one of the Best Places to Work by the Orange County Business Journal for four consecutive years. For more information, please visit TriPointeHomes.com.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the emergence and spread of new strains or variants of COVID-19, the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and acceptance of effective vaccines, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the re-occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$716,675	$594,838	$121,837	20%
Homebuilding gross margin	$171,319	$121,956	$49,363	40%
Homebuilding gross margin %	23.9%	20.5%	3.4%
Adjusted homebuilding gross margin %*	26.8%	23.4%	3.4%
SG&A expense	$81,809	$82,474	$(665)	(1)%
SG&A expense as a % of home sales revenue	11.4%	13.9%	(2.5)%
Net income	$70,802	$31,883	$38,919	122%
Adjusted EBITDA*	$126,080	$67,956	$58,124	86%
Interest incurred	$21,179	$20,779	$400	2%
Interest in cost of home sales	$20,678	$16,822	$3,856	23%

Other Data:
Net new home orders	1,987	1,661	326	20%
New homes delivered	1,126	958	168	18%
Average sales price of homes delivered	$636	$621	$15	2%
Cancellation rate	6%	13%	(7)%
Average selling communities	113.3	140.8	(27.5)	(20)%
Selling communities at end of period	117	143	(26)	(18)%
Backlog (estimated dollar value)	$2,451,806	$1,618,482	$833,324	51%
Backlog (homes)	3,825	2,455	1,370	56%
Average sales price in backlog	$641	$659	$(18)	(3)%

	March 31,	December 31,
	2021	2020	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$584,665	$621,295	$(36,630)	(6)%
Real estate inventories	$3,015,984	$2,910,142	$105,842	4%
Lots owned or controlled	36,843	35,641	1,202	3%
Homes under construction (1)	3,623	3,044	579	19%
Homes completed, unsold	21	68	(47)	(69)%
Debt	$1,343,782	$1,343,001	$781	0%
Stockholders’ equity	$2,239,762	$2,232,537	$7,225	0.3%
Book capitalization	$3,583,544	$3,575,538	$8,006	0%
Ratio of debt-to-capital	37.5%	37.6%	(0.1)%
Ratio of net debt-to-net capital*	25.3%	24.4%	0.9%
__________
(1)     Homes under construction included 78 and 86 models at March 31, 2021 and December 31, 2020, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
Assets	(unaudited)
Cash and cash equivalents	$584,665	$621,295
Receivables	81,365	63,551
Real estate inventories	3,015,984	2,910,142
Investments in unconsolidated entities	68,212	75,056
Goodwill and other intangible assets, net	157,566	158,529
Deferred tax assets, net	44,389	47,525
Other assets	140,772	145,882
Total assets	$4,092,953	$4,021,980

Liabilities
Accounts payable	$118,904	$79,690
Accrued expenses and other liabilities	390,493	366,740
Loans payable	258,979	258,979
Senior notes	1,084,803	1,084,022
Total liabilities	1,853,179	1,789,431

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 118,824,242 and 121,882,778 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,188	1,219
Additional paid-in capital	281,591	345,137
Retained earnings	1,956,983	1,886,181
Total stockholders’ equity	2,239,762	2,232,537
Noncontrolling interests	12	12
Total equity	2,239,774	2,232,549
Total liabilities and equity	$4,092,953	$4,021,980

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Homebuilding:
Home sales revenue	$716,675	$594,838
Land and lot sales revenue	1,523	—
Other operations revenue	663	618
Total revenues	718,861	595,456
Cost of home sales	545,356	472,882
Cost of land and lot sales	153	202
Other operations expense	624	624
Sales and marketing	40,460	42,637
General and administrative	41,349	39,837
Homebuilding income from operations	90,919	39,274
Equity in loss of unconsolidated entities	(13)	(14)
Other income, net	108	373
Homebuilding income before income taxes	91,014	39,633
Financial Services:
Revenues	2,105	1,594
Expenses	1,407	1,079
Equity in income of unconsolidated entities	2,691	1,556
Financial services income before income taxes	3,389	2,071
Income before income taxes	94,403	41,704
Provision for income taxes	(23,601)	(9,821)
Net income	$70,802	$31,883
Earnings per share
Basic	$0.59	$0.24
Diluted	$0.59	$0.24
Weighted average shares outstanding
Basic	119,355,252	134,361,148
Diluted	120,086,573	135,038,481

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2021		2020
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	160	$665	140	$513
California	457	672	339	763
Nevada	74	626	80	528
Washington	78	1,001	52	836
West total	769	699	611	681
Colorado	40	602	64	568
Texas	214	453	209	460
Central total	254	477	273	485
Maryland	58	546	55	561
North Carolina	14	368	—	—
South Carolina	4	290	—	—
Virginia	27	730	19	819
East total	103	560	74	628
Total	1,126	$636	958	$621

	Three Months Ended March 31,
	2021		2020
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	261	15.2	240	15.3
California	690	38.8	664	55.6
Nevada	255	12.0	166	14.2
Washington	71	4.5	126	7.0
West total	1,277	70.5	1,196	92.1
Colorado	105	5.0	59	4.5
Texas	429	24.0	234	30.2
Central total	534	29.0	293	34.7
Maryland	63	6.0	123	10.0
North Carolina	42	1.8	—	—
South Carolina	6	1.0	—	—
Virginia	65	5.0	49	4.0
East total	176	13.8	172	14.0
Total	1,987	113.3	1,661	140.8

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of March 31, 2021			As of March 31, 2020
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	580	$394,390	$680	430	$239,555	$557
California	1,491	1,004,572	674	877	670,672	765
Nevada	317	216,693	684	223	129,924	583
Washington	132	137,379	1,041	163	145,873	895
West total	2,520	1,753,034	696	1,693	1,186,024	701
Colorado	191	115,836	606	95	56,278	592
Texas	713	337,533	473	370	183,012	495
Central total	904	453,369	502	465	239,290	515
Maryland	206	118,960	577	185	104,737	566
North Carolina	40	15,770	394	—	—	—
South Carolina	5	1,641	328	—	—	—
Virginia	150	109,032	727	112	88,431	790
East total	401	245,403	612	297	193,168	650
Total	3,825	$2,451,806	$641	2,455	$1,618,482	$659

					March 31,	December 31,
					2021	2020
Lots Owned or Controlled:
Arizona					4,040	4,128
California					14,731	15,040
Nevada					2,345	2,639
Washington					886	964
West total					22,002	22,771
Colorado					1,569	1,080
Texas					8,388	6,985
Central total					9,957	8,065
Maryland					837	892
North Carolina					2,971	2,808
South Carolina					102	106
Virginia					974	999
East total					4,884	4,805
Total					36,843	35,641

					March 31,	December 31,
					2021	2020
Lots by Ownership Type:
Lots owned					22,731	22,620
Lots controlled (1)					14,112	13,021
Total					36,843	35,641

(1)    As of March 31, 2021 and December 31, 2020, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended March 31,
	2021	%	2020	%
	(dollars in thousands)
Home sales revenue	$716,675	100.0%	$594,838	100.0%
Cost of home sales	545,356	76.1%	472,882	79.5%
Homebuilding gross margin	171,319	23.9%	121,956	20.5%
Add: interest in cost of home sales	20,678	2.9%	16,822	2.8%
Add: impairments and lot option abandonments	213	0.0%	349	0.1%
Adjusted homebuilding gross margin	$192,210	26.8%	$139,127	23.4%
Homebuilding gross margin percentage	23.9%		20.5%
Adjusted homebuilding gross margin percentage	26.8%		23.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	March 31, 2021	December 31, 2020
Loans payable	$258,979	$258,979
Senior notes	1,084,803	1,084,022
Total debt	1,343,782	1,343,001
Stockholders’ equity	2,239,762	2,232,537
Total capital	$3,583,544	$3,575,538
Ratio of debt-to-capital(1)	37.5%	37.6%

Total debt	$1,343,782	$1,343,001
Less: Cash and cash equivalents	(584,665)	(621,295)
Net debt	759,117	721,706
Stockholders’ equity	2,239,762	2,232,537
Net capital	$2,998,879	$2,954,243
Ratio of net debt-to-net capital(2)	25.3%	24.4%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net income	$70,802	$31,883
Interest expense:
Interest incurred	21,179	20,779
Interest capitalized	(21,179)	(20,779)
Amortization of interest in cost of sales	20,678	16,822
Provision for income taxes	23,601	9,821
Depreciation and amortization	7,130	5,456
EBITDA	122,211	63,982
Amortization of stock-based compensation	3,656	3,625
Impairments and lot option abandonments	213	349
Adjusted EBITDA	$126,080	$67,956